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                     HANOVER CAPITAL MORTGAGE HOLDINGS, INC.
           1997 EXECUTIVE AND NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

1.       PURPOSE AND DURATION

         1.1 Purposes. The purposes of the Hanover Capital Mortgage Holdings, Inc. 1997 Executive and Non-Employee Director Stock Option Plan are to attract, retain and motivate employees and consultants of the Company, its Parent (if any), and any present or future Subsidiaries and to enable them to participate in the growth of the Company by providing for or increasing the proprietary interests of such persons in the Company.

         1.2 Effective Date. The Plan is effective as of the date of its adoption by the Board.

         1.3 Expiration Date. The Plan shall expire one day less than ten years from the date of the adoption of the Plan by the Board. In no event shall any Awards be made under the Plan after such expiration date, but Awards previously granted may extend beyond such date.

2.       DEFINITIONS

         As used in the Plan, the following capitalized words shall have the meanings indicated:

         "Average Spread" means, for any period, (i) the average closing price per Share, as reported in the Wall Street Journal, on the principal exchange for the Shares or the Nasdaq National Market minus (ii) the IPO Price.

         "Award" means, individually or collectively, a grant under the Plan of Options, SARs, Performance Units, Restricted Stock or Stock Units.

         "Award Agreement" means the written agreement setting forth the terms and provisions applicable to an Award granted under the Plan.

         "Board" means the Board of Directors of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee" means the Compensation Committee of the Board, which shall consist of two or more directors, each of whom shall be a Non-Employee Director and an "outside director" within the meaning of Section 162(m) of the Code, or any successor provision.

         "Company" means Hanover Capital Mortgage Holdings, Inc., a Maryland corporation, or any successor thereto.

         "Director" means any individual who is a member of the Board.

         "Earn-Out Measuring Date" means each September 30, beginning with September 30, 1998 and ending with September 30, 2002.
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         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" means, with respect to a Share as of any date of determination, in the discretion of the Committee, (i) the closing price per Share on such date, as reported in the Wall Street Journal, on the principal exchange for the Shares or the Nasdaq National Market, (ii) the average closing price per Share, as reported in the Wall Street Journal, during the twenty (20) day period that ends on such date on the principal exchange for the Shares or the Nasdaq National Market or (iii) if Shares are not publicly traded, the fair market value of such Share as determined by the Committee in accordance with a valuation methodology approved by the Committee in good faith.

         "Grant Date" means the effective date of an Award as specified by the Committee and set forth in the applicable Award Agreement.

         "Incentive Stock Option" or "ISO" means an option to purchase Shares awarded to a Participant under Section 6 of the Plan that is intended to meet the requirements of Section 422 of the Code.

         "IPO Price" means the issue price of a unit consisting of a Share and a warrant to acquire a Share in the Company's initial public offering.

         "Non-Employee Director" means a "non-employee director" as that term is defined in Rule 16b-3 promulgated under the Exchange Act, or any successor provision.

         "Nonqualified Stock Option" or "NQO" means an option to purchase Shares awarded to a Participant under Section 6 of the Plan that is not intended to be an ISO.

         "Option" means an ISO or an NQO.

         "Ownership Limit" means the limitation set forth in Article Ninth of the Company's Articles of Incorporation on the percentage of the outstanding Shares that any person or group of persons may own, applying certain constructive ownership rules set forth therein.

         "Parent" means a "parent corporation" as that term is defined in
Section 424 of the Code.

         "Participant" means an individual who has been selected by the Committee to receive an Award under the Plan.

         "Performance Cycle" means the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which an Award of Performance Shares has been earned. More than one Performance Cycle may be in progress at any one time and the duration of Performance Cycles may differ.

         "Performance Unit Award" means an Award to a Participant under Section 8 of the Plan that entitles the Participant to acquire Shares upon the attainment of specified performance goals.


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         "Plan" means the Hanover Capital Mortgage Holdings, Inc. 1997 Executive
and Non-Employee Director Stock Option Plan set forth in this document and as hereafter amended from time to time in accordance with Section 13.

         "Principals" means John A. Burchett, Joyce S. Mizerak, George J. Ostendorf and Irma N. Tavares.

         "Restricted Period" means the period of time selected by the Committee during which Shares of Restricted Stock are subject to forfeiture and/or restrictions on transferability.

         "Restricted Stock" means Shares awarded to a Participant under Section 9 of the Plan pursuant to an Award that entitles the Participant to acquire Shares for a purchase price (which may be zero if permissible under applicable law), subject to such conditions as the Committee may determine to be appropriate, including a Company right during a specified period or periods to repurchase the Shares at their original purchase price (or to require forfeiture of the Shares if the purchase price was zero and if permissible under applicable law) upon the Participant's termination of employment.

         "SAR" or "Stock Appreciation Right" means an Award that is designated as an SAR pursuant to Section 7 of the Plan, granted alone or in connection with a related Award, entitling a Participant to receive an amount in cash or Shares or a combination thereof having a value equal to (or if the Committee shall so determine at time of grant, less than) the excess of the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share on the Grant Date (or over the Option exercise price, if the Stock Appreciation Right was granted in tandem with an Option) multiplied by the number of Shares with respect to which the Stock Appreciation Right is exercised.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shares" means shares of the Company's common stock, par value $.01 per share.

         "Stock Unit" means an Award of a Share or a unit valued in whole or in part by reference to, or otherwise based on, the value of a Share, granted to a Participant under Section 10 of the Plan.

         "Subsidiary" means a "subsidiary corporation" as that term is defined in Section 424 of the Code.

         "Total Return per Unit" means, as of any Earn-Out Measuring Date, (i) two times the Average Spread for the thirty (30) day period that ends on such Earn-Out Measuring Date, plus (ii) the sum of all distributions that have been made by the Company with respect to a Share issued in the Company's initial public offering through and including such Earn-Out Measuring Date.

3.       ADMINISTRATION OF THE PLAN


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         The Plan shall be administered by the Committee, which shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall consider advisable from time to time, to interpret the provisions of the Plan and any Award and to decide all disputes arising in connection with the Plan. The Committee's decisions and interpretations shall be final and binding. In the event that there is no Committee as provided in the Plan, the Plan shall be administered by the Board, in which case all references in the Plan to the Committee shall be references to the Board.

4.       ELIGIBILITY OF PARTICIPANTS

         The persons eligible to receive Awards under the Plan shall be all executive officers of the Company, its Parent (if any), and any Subsidiaries and other employees, consultants, advisers and agents who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company, its Parent (if any), and any Subsidiaries. Directors, including directors who are not employees, of the Company, its Parent (if any), and any Subsidiaries shall be eligible to receive Awards under the Plan, provided that members of the Committee may not be granted ISOs.

5.       STOCK AVAILABLE FOR AWARDS

         5.1 Number of Shares. Subject to Section 12.12, Awards may be granted under the Plan in respect of up to 325,333 of the Shares. All of the grants made under the Plan may be in the form of ISOs. Shares issued under the Plan may consist in whole or in part of authorized but unissued Shares or treasury Shares.

         5.2 Lapsed, Forfeited or Expired Awards. If any Award in respect of Shares expires or is terminated before exercise or is forfeited for any reason, the Shares subject to such Award, to the extent of such expiration, termination or forfeiture, shall again be available for award under the Plan.

6.       STOCK OPTIONS

         6.1 Grant of Options. Subject to the terms and provisions of the Plan, the Committee may award Options and determine the number of shares to be covered by each Option, the exercise price therefor, the term of the Option, and any other conditions and limitations applicable to the exercise of the Option. The Committee may grant ISOs, NQOs or a combination thereof, provided that members of the Committee may not be granted ISOs.

         6.2 Exercise Price. Subject to the provisions of this Section 6 and
Section 14, the exercise price for each Option shall be determined by the Committee in its sole discretion.

         6.3 Restrictions on Option Transferability and Exercisability.

                  6.3.1 General. No Option shall be transferable by the Participant other than by will or the laws of descent and distribution, and all Options shall be exercisable, during the Participant's lifetime, only by the Participant; provided, however, that the Committee may provide that an Option is transferable by the Participant and exercisable by persons other than the Participant upon


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such terms and conditions as the Committee shall determine.

                  6.3.2 Vesting of Options. In addition to any other vesting requirements imposed by the Committee and the Plan, all Options granted by the Committee will be contingent and will vest according to the following schedule. For each Earn-Out Measuring Date through which the Total Return per Unit equals at least a 20% annualized return on the IPO Price, one-third (1/3) of an Option granted hereunder will be vested as of the later of the Grant Date of the Option or such Earn-Out Measuring Date until the Option has fully vested. In addition, if the Total Return per Unit is at least equal to the IPO Price as of any Earn-Out Measuring Date, an Option granted hereunder will be fully vested as of the later of the Grant Date of such Option or such Earn-Out Measuring Date. In determining whether any Option granted hereunder has vested, appropriate adjustments will be made for distributions and transactions described in Section 12.12.1.

         6.4 Certain Additional Provisions for Incentive Stock Options

                  6.4.1 Exercise Price. In the case of an ISO, the exercise price shall be not less than one hundred percent (100%) of the Fair Market Value on the Grant Date of the Shares subject to the Option; provided, however, that if on the Grant Date the Participant (together with persons whose stock ownership is attributed to the Participant pursuant to Section 424(d) of the
Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Parent (if any) or any Subsidiaries, the exercise price shall be not less than one hundred and ten percent (110%) of the Fair Market Value on the Grant Date of the Shares subject to the Option.

                  6.4.2 Exercisability. Subject to Section 12.3 and Section 12.4, the aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company, its Parent (if any) and any Subsidiaries) shall not exceed $100,000.

                  6.4.3 Eligibility. ISOs may be granted only to persons who are employees of the Company, its Parent (if any) or any Subsidiaries on the Grant Date.

                  6.4.4 Expiration. No ISO may be exercised after the expiration of one day less than ten (10) years from the Grant Date; provided, however, that if the Option is granted to a Participant who, together with persons whose stock ownership is attributed to the Participant pursuant to Section 424(d) of the Code, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Parent (if any) or any Subsidiaries, the ISO may not be exercised after the expiration of one day less than five (5) years from the Grant Date.

                  6.4.5 Compliance with Section 422 of the Code. The terms and conditions of ISOs shall be subject to and comply with Section 422 of the Code or any successor provision.

                  6.4.6 Notice to Company of Disqualifying Disposition. Each Participant who receives an ISO agrees to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Shares received pursuant to the exercise of an ISO. The term


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"Disqualifying Disposition" means any disposition (including any sale) of Shares before the later of (a) two years after the Participant was granted the ISO under which the Participant acquired such Shares, or (b) one year after the Participant acquired the Shares by exercising the ISO.

                  6.4.7 Substitute Options. Notwithstanding the provisions of
Section 6.4.1, in the event that the Company, its Parent (if any) or any Subsidiary consummates a transaction described in Section 424(a) of the Code (relating to the acquisition of property or stock from an unrelated corporation), individuals who become employees or consultants of the Company, its Parent (if any) or any Subsidiary on account of such transaction may be granted ISOs in substitution for options granted by their former employer. The Committee, in its sole discretion and consistent with Section 424(a) of the Code, shall determine the exercise price of such substitute Options.

         6.5 NQO Presumption. Options granted pursuant to the Plan shall be presumed to be NQOs unless expressly designated ISOs in the Award Agreements.

7.       GRANT OF SARS

         7.1 Awards. Subject to the terms and provisions of the Plan, the Committee may award SARs in tandem with another Award (at or after the Grant Date of the other Award), or alone and unrelated to another Award, and may determine the terms and conditions applicable thereto, including the form of payment.

         7.2 Additional Conditions and Limitations. The Committee may impose such additional conditions or limitations on the exercise of an SAR as it may deem necessary or desirable to secure for Participants the benefits of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, or any successor provision in effect at the time of grant or exercise of an SAR.

         7.3 Exercises of Options. Notwithstanding that an Option at the time of exercise shall not be accompanied by a related SAR, if the Fair Market Value of the Shares subject to such Option exceeds the exercise price of such Option at the time of its exercise, the Committee may, in its discretion, cancel such Option, in which event the Company shall pay to the person exercising such Option an amount equal to the difference between the Fair Market Value of the Shares to have been purchased pursuant to such exercise of such Option (determined on the date the Option is cancelled) and the aggregate consideration to have been paid by such person upon such exercise. Such payment shall be by check, bank draft or in Shares having a Fair Market Value (determined on the date the payment is to be made) equal to the amount of such payments or any combination thereof, as determined by the Committee. The Committee may exercise its discretion under the first sentence of this Section 7.3 only in the event of a written request of the person exercising the option, which request shall not be binding on the Committee.

8.       PERFORMANCE UNITS

         8.1 Grant of Performance Units. The Committee may award Performance Units to Participants and determine the performance goals applicable to each such Award, the number of Shares for each Performance Cycle, the duration of each Performance Cycle and all other limitations and conditions applicable to the awarded Performance Units. The payment value of each


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Performance Unit shall be equal to the Fair Market Value of one Share on the date the Performance Unit is earned or, in the discretion of the Committee, on the date the Committee determines that the Performance Unit has been earned.

         8.2 Adjustment of Performance Goals. Except as provided in an Award, during any Performance Cycle, the Committee may adjust the performance goals for the Performance Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company or its Shares, changes in applicable tax laws or accounting principles, or such other factors as the Committee shall determine.

         8.3 Attainment of Goals. As soon as practical after the end of a Performance Cycle, the Committee will determine the number of Performance Units which have been earned by each Participant on the basis of performance in relation to the established performance goals. The payment values of earned Performance Units will be distributed to the Participant as soon as practicable thereafter subject to the other provisions of the Plan. The Committee will determine, at or after the time of an Award, whether payments values will be settled in whole or in part in cash or other property, including Shares and Awards.

9.       RESTRICTED STOCK

         9.1 Grant of Restricted Stock. The Committee may award Shares of Restricted Stock and determine the purchase price, if any, therefor, the duration of the Restricted Period, the conditions under which the Shares may be forfeited to or repurchased by the Company and any other terms and conditions of the Awards. The Committee may modify or waive any restrictions, terms and conditions with respect to any Restricted Stock. Shares of Restricted Stock may be issued for whatever consideration is determined by the Committee, subject to applicable law.

         9.2 Transferability. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period.

         9.3 Evidence of Award. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver the certificates and stock power to the Participant.

         9.4 Shareholder Rights. A Participant shall have all the rights of a shareholder with respect to Restricted Stock awarded, including voting and dividend rights, unless otherwise provided in the Award Agreement.

10.      STOCK UNITS

         10.1 Grant of Stock Units. Subject to the terms and provisions of the Plan, the Committee may award Stock Units subject to such terms, restrictions, conditions, performance criteria, vesting


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requirements and payment rules as the Committee shall determine.

         10.2 Consideration. Shares awarded in connection with a Stock Unit may be issued for whatever consideration is determined by the Committee, subject to applicable law.

11.      GRANT OF OTHER AWARDS

         The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above which the Committee determines to be consistent with the purposes of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Shares, for the acquisition or future acquisition of Shares, or any combination thereof. Other Awards may also include cash payments (including the cash payment of dividend equivalents) under the Plan which may be based on one or more criteria determined by the Committee that are unrelated to the value of the Shares and that may be granted in tandem with, or independent of, other Awards under the Plan.

12.      GENERAL PROVISIONS APPLICABLE TO AWARDS

         12.1 Legal and Regulatory Matters. The delivery of Shares shall be subject to compliance with (i) applicable federal and state laws and regulations, (ii) if the outstanding Shares are listed at the time on any stock exchange, the listing requirements of such exchange, (iii) the Ownership Limit and (iii) the Company's counsel's approval of all other legal matters in connection with the issuance and delivery of the Shares. If the sale of the Shares has not been registered under the Securities Act, the Company may require, as a condition to delivery of the Shares, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing the Shares bear an appropriate legend restricting transfer.

         12.2 Written Award Agreement. The terms and provisions of an Award shall be set forth in an Award Agreement approved by the Committee and delivered or made available to the Participant as soon as practicable following the Grant Date. Where the Award is an Option Award, the Award Agreement shall specify whether the Option is intended to be an ISO or a NQO.

         12.3 Determination of Restrictions on the Award. Subject to Section 6.3.2, the vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, restrictions on transferability or provision for mandatory resale to the Company) shall be determined by the Committee and set forth in the applicable Award Agreement. Notwithstanding the foregoing, but subject to Section 6.3.2, the Committee may accelerate (i) the vesting or payment of any Award (including an ISO), (ii) the lapse of restrictions on any Award (including an Award of Restricted Stock) and (iii) the date on which any Option or SAR first becomes exercisable.

         12.4 Mergers, etc. Notwithstanding any other provision of the Plan, in the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding shares by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of


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substantially all the Company's assets, then if the Committee so determines, all outstanding Awards shall terminate, provided that at least twenty (20) days prior to the effective date of any such merger, consolidation or sale of assets, the Committee shall either (i) make all outstanding Awards exercisable immediately prior to the consummation of such merger, consolidation or sale of assets or (ii) if there is a surviving or acquiring corporation, arrange, subject to consummation of the merger, consolidation or sale of assets, to have that corporation or an affiliate of that corporation grant to Participants replacement Awards, which Awards in the case of ISOs shall satisfy, in the discretion of the Committee, the requirements of section 424(a) of the Code.

         12.5 Termination of Employment. For purposes of the Plan, the following events shall not be deemed a termination of employment of a Participant: (i) a transfer to the employment of the Company from its Parent (if any) or from a Subsidiary, or from the Company to its Parent (if any) or to a Subsidiary, or from one Subsidiary to another, or from the Company's Parent (if any) to a Subsidiary, or from a Subsidiary to the Company's Parent (if any); or (ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Participant's right to employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing. For purposes of the Plan, employees of a Subsidiary or Parent (if any) shall be deemed to have terminated their employment on the date on which such Subsidiary or Parent ceases to be a Subsidiary or Parent of the Company, as the case may be.

         12.6 Date of and Effect of Termination of Employment. The date of a Participant's termination of employment for any reason shall be determined in the sole discretion of the Committee. The Committee shall have full authority to determine and specify in the applicable Award Agreement the effect, if any, that a Participant's termination of employment for any reason will have on the vesting, exercisability, payment or lapse of restrictions applicable to an outstanding Award.

         12.7 Grant of Awards. Each Award may be made alone, in addition to or in relation to any other Award. The terms of each Award need not be identical, and the Committee need not treat Participants uniformly.

         12.8 Settlement of Awards. No Shares shall be delivered pursuant to any exercise of an Award until payment in full of the price therefor, if any, is received by the Company. Such payment may be made in whole or in part in cash or by certified or bank check or, to the extent permitted by the Committee at or after the Grant Date, by delivery of a note or Shares, including Restricted Stock, valued at their Fair Market Value on the date of delivery, or such other lawful consideration as the Committee shall determine.

         12.9 Withholding Requirements and Arrangements. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid in whole or in part in Shares, including Shares retained from the Award creating the tax obligation, valued at Fair Market Value on the date of delivery, provided, however, that with respect to any Participant subject to Section 16(a) of the Exchange Act, any such retention of Shares shall be made in


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compliance with any applicable requirements of Rule 16b-3(e) or any successor rule under the Exchange Act. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

         12.10 No Effect on Employment. The Plan shall not give rise to any right on the part of any Participant to continue in the employ of the Company, its Parent (if any) or any Subsidiary. The loss of existing or potential profit in Awards granted under the Plan shall not constitute an element of damages in the event of termination of the relationship of a Participant even if the termination is in violation of an obligation of the Company to the Participant by contract or otherwise.

         12.11 No Rights as Shareholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until he or she becomes the holder thereof.

         12.12 Adjustments. Upon the happening of any of the following described events, a Participant's rights with respect to Awards granted hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the Award Agreement.

               12.12.1 Stock Splits and Recapitalizations. In the event the Company issues any of its Shares as a stock dividend upon or with respect to the Shares, or in the event Shares shall be subdivided or combined into a greater or smaller number of Shares, or if, upon a merger or consolidation (except those described in Section 12.4), reorganization, split-up, liquidation, combination, recapitalization or the like of the Company, Shares shall be exchanged for other securities of the Company, securities of another entity, cash or other property, each Participant upon exercising an Award (for the purchase price to be paid under the Award) shall be entitled to purchase such number of Shares, other securities of the Company, securities of such other entity, cash or other property as the Participant would have received if the Participant had been the holder of the Shares with respect to which the Award is exercised at all times between the Grant Date of the Award and the date of its exercise, and appropriate adjustments shall be made in the purchase price per Share.

               12.12.2 Restricted Stock. If any person owning Restricted Stock receives new or additional or different shares or securities ("New Securities") in connection with a corporate transaction described in Section 12.12.1 or a stock dividend described in Section 12.12.1 as a result of owning such Restricted Stock, the New Securities shall be subject to all of the conditions and restrictions applicable to the Restricted Stock with respect to which such New Securities were issued.

               12.12.3 Committee Determination. Notwithstanding any provision to the contrary, no adjustments shall be made pursuant to this Section 12.12.1 with respect to ISOs, unless (i) the Committee, after consulting with counsel for the Company, determines that such adjustments would not constitute a modification, "extension" or "renewal" of such ISOs as such terms are defined in Section 424 of the Code, (ii) would not cause any adverse tax consequences for the holders of such ISOs or (iii) the holders of such ISOs consent to the adjustment. No adjustments to ISOs shall be made for dividends paid in cash or in property other than securities of the Company.


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               12.12.4 Fractional Shares. No fractional Shares shall be issued under the Plan. Any fractional Shares which, but for this Section, would have been issued shall be deemed to have been issued and immediately sold to the Company for their Fair Market Value, and the Participant shall receive from the Company cash in lieu of such fractional Shares.

               12.12.5 Recapitalization. The Committee may adjust the number of Shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property, or any other event if it is determined by the Committee that such adjustment is appropriate to avoid distortion in the operation of the Plan.

               12.12.6 Further Adjustment. Upon the happening of any of the events described in Sections 12.12.1 or 12.12.5, the class and aggregate number of Shares set forth in Sections 5.1 and 5.3 hereof that are subject to Awards which previously have been or subsequently may be granted under the Plan shall be appropriately adjusted to reflect the events described in such Sections. The Committee shall determine the specific adjustments to be made under this Section 12.12.6.

         12.13 Other Transfer Restrictions. Notwithstanding any other provision of the Plan, in order to qualify for the exemption provided by Rule 16b-3 under the Exchange Act, and any successor provision, (i) any Shares or other equity security offered under the Plan to a Participant subject to Section 16 of the Exchange Act (a "Section 16 Participant") may not be sold for six (6) months after acquisition; any Shares or other equity security acquired by a Section 16 Participant upon exercise of an Option may not be sold for six (6) months after the date of grant of the Option; and any SAR granted to a Section 16 Participant may not be exercised for six (6) months after the Grant Date; and (ii) any Option, SAR or other similar right related to an equity security issued under the Plan shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The Committee shall have no authority to take any action if the authority to take such action, or the taking of such action, would disqualify the Plan from the exemption provided by Rule 16b-3 under the Act, and any successor provision.

         12.14 Ownership Limit. Notwithstanding any other provision of the Plan, the rights of any Participant to acquire Shares under the Plan are subject to the Ownership Limit.

13.      AMENDMENT AND TERMINATION

         13.1 Amendment, Suspension, Termination of the Plan. The Committee may modify, amend, suspend or terminate the Plan in whole or in part at any time; provided, however, that no modification, amendment, suspension or termination of the Plan shall be made without shareholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirements for exemptive relief under Section 16(b) of the Exchange Act or any successor provision; provided, further, that such modification, amendment, suspension or termination shall not, without a Participant's consent, affect adversely the rights of such Participant with respect to any Award previously made.

         13.2 Amendment, Suspension, Termination of an Award. The Committee may modify,


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amend or terminate any outstanding Award, including, without limitation, substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an ISO to a NQO; provided, however, that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

14.      NONDISCRETIONARY GRANTS OF OPTIONS TO CERTAIN INDIVIDUALS

         Notwithstanding any other provision of the Plan, the Principals and the Non-Employee Directors shall participate in the Plan to the extent set forth in this Section 14.

         14.1 Grant to the Principals. As of the closing of the Company's initial public offering, the Principals will be granted Options to acquire a total of 162,664 Shares, with John A. Burchett being granted Options to acquire 89,467 Shares and each of Joyce S. Mizerak, George J. Ostendorf and Irma N. Tavares being granted Options to acquire 24,399 Shares. The purchase price per Share of the Shares subject to each Option granted to a Principal pursuant to this Section 14.1 will be the IPO Price. Subject to Section 6.3.2, the Options granted to a Principal pursuant to this Section 14.1 will vest on a ratable, monthly basis over the 48 month period beginning with the month that includes the Grant Date for so long as such Principal remains an employee of the Company or any Parent or Subsidiary of the Company. Subject to Section 6.4.4 in the case of any ISO granted to a Principal, the term of each Option granted to a Principal pursuant to this Section 14.1 shall be one day less than ten (10) years from its Grant Date, unless sooner terminated or extended in accordance with Section 13. The Options granted to the Principals pursuant to this Section
14.1 will be ISOs to the maximum extent possible under the Code and the provisions of Plan.

         14.2 Grant to Non-Employee Directors. On the date upon which a Non-Employee Director is first elected a member of the Company's Board of Directors, or as of the closing of the Company's initial public offering if later, such Non-Employee Director will receive the grant of a NQSO to purchase
    Shares. For the purpose of this Section 14.2, each Non-Employee Director elected at the meeting of shareholders of the Company at which this Plan is adopted by the shareholders shall be deemed to have been first elected at such meeting. Non-Employee Directors subsequently re-elected at any meeting of shareholders shall receive as of the date of each such meeting, commencing with the annual meeting of shareholders to be held in 1998, the grant of a NQSO to
purchase     Shares. The purchase price per Share of the Shares subject to each
Option granted to a Non-Employee Director shall be the Fair Market Value on the date the Option is granted (or, if the Option is granted as of the closing of the Company's initial public offering, the IPO Price). Options granted to Non-Employee Directors shall be immediately exercisable. The term of each Option granted to a Principal pursuant to this Section 14.2 shall be one day less than ten (10) years from its Grant Date, unless sooner terminated or extended in accordance with Section 13. If a Non-Employee Director dies while serving as a Director, such Non-Employee Director's Options shall be exercisable by either his or her executor or administrator or, if not so exercised, by the legatees or the distributees of his or her estate, only during the twelve months following his or her death. If a Non-Employee Director's membership on the Board terminates for any reason other than death, such Non-Employee Director's Options shall be exercisable only during the three months following the date of termination. Any Option, and the number and nature of Shares subject to any such Option, held by a Non-Employee Director will be subject to adjustment only to


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the extent set forth in Section 12.12 and not pursuant to any other provision of the Plan.

         14.3 Written Agreement In connection with each grant of Options to a Principal or Non-Employee Director pursuant to this Section 14, the Company and such Principal or Non-Employee Director, as the case may be, will execute an Award Agreement (or an amendment to an existing Award Agreement) specifying the terms and conditions of such Option and the exercise thereof.

15.      LEGAL CONSTRUCTION

         15.1 Captions. The captions provided herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan or serve as a basis for interpretation or construction of the Plan.

         15.2 Severability. In the event any provision of the Plan is held invalid or illegal for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         15.3 Governing Law. The Plan and all rights under the Plan shall be construed in accordance with and governed by the internal laws of the State of Maryland.


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